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                  ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment and Assumption Agreement") is dated as of October 30, 2001 and effective as of October 1, 2001, by and between Lehman Brothers Bank, FSB, a federal savings bank (the "Bank" or the "Assignor") and Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation (the "Assignee"):

                              WITNESSETH:

         WHEREAS, the Assignor desires to sell, transfer and otherwise assign to the Assignee the mortgage loans identified on Schedule I attached hereto (the "Mortgage Loans"), together with certain servicing and other contractual rights and obligations of the Assignor with respect to the Mortgage Loans; and

         WHEREAS, pursuant to that certain Mortgage Loan Sale and Assignment Agreement dated as of October 1, 2001 (the "Sale and Assignment Agreement"), between the Assignee, as seller, and Structured Asset Securities Corporation ("SASCO"), as purchaser, the Assignee will sell the Mortgage Loans to SASCO and will be obligated to provide for the servicing of such Mortgage Loans.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises herein contained, the parties hereby agree as follows:

         1. Conveyance of Loan Assets. As of October 1, 2001, the Assignor does hereby grant, transfer, assign, set over and otherwise convey to the Assignee, without recourse, and Assignee does hereby assume, all right, title and interest of the Assignor, in and to each of the Mortgage Loans, including, without limitation all of the rights (such rights, together with the Mortgage Loans, the "Loan Assets"), duties, and obligations relating to the Mortgage Loans, under the following agreements (the "Agreements"):

                        (a)   Flow Servicing Agreement, dated as of
                              August 31, 1999 (the "Flow Servicing
                              Agreement"), by and between the
                              Assignor, as owner, and Aurora Loan
                              Services Inc., a Delaware corporation,
                              as servicer; and

                        (b)   Seller's Warranties and Servicing
                              Agreement, dated as of September 1, 2001
                              (the "Agreement"), by and between the
                              Assignor, as purchaser, and Countrywide
                              Home Loans, Inc., as the company.

         2. Representations and Warranties of Assignor. The Assignor represents and warrants to the Assignee that:


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                        (a)   The Assignor has not received notice of,
                              and has no knowledge of, any offsets,
                              counterclaims, or other defenses
                              available to the Bank, as purchaser or
                              owner (in such capacity, the
                              "Purchaser") under either Agreement;

                        (b) the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, either Agreement or the Mortgage Loans. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under either Agreement.

         3. Delegation of Duties. The Assignee warrants and represents to, and covenants with, the Assignor that the Assignee agrees to be bound, as Purchaser, by all of the terms of the Agreement and from the date hereof, the Assignee assumes for the benefit of the Assignor, all of Assignor's obligations as Purchaser thereunder.

         4. Grant of Security Interest; Intended Characterization. It is intended that the conveyance of the Loan Assets made pursuant to this Assignment and Assumption Agreement be construed as a sale by the Assignor to the Assignee of the Loan Assets. Further, it is not intended that any such conveyance be deemed to be a pledge of the Loan Assets by the Assignor to the Assignee to secure a debt or other obligation of the Assignor. However, in the event that the Loan Assets are held to be property of the Assignor, or if for any reason this Assignment and Assumption Agreement is held or deemed to create a security interest in the Loan Assets, then (a) the rights and obligations of the parties shall be established pursuant to the terms of this Assignment and Assumption Agreement; (b) the Assignor hereby grants to the Assignee a first priority security interest in all of the Assignor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Loan Assets; and (c) this Assignment and Assumption Agreement shall constitute a security agreement under applicable law.

         5. Governing Law. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the state of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws principles applied in New York.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

LEHMAN BROTHERS BANK, FSB                   LEHMAN CAPITAL, A DIVISION OF
                                            LEHMAN BROTHERS HOLDINGS INC.

Assignor                                    Assignee

By: /s/ Gary W. Taylor                      By: /s/ Joseph J. Kelly
   ------------------------------------        ---------------------------------
Name: Gary W. Taylor                        Name: Joseph J. Kelly
     ----------------------------------          -------------------------------
Title: Vice President                       Title: Senior Vice President
      ---------------------------------           ------------------------------


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                              SCHEDULE I